Exhibit 10.1

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”) is entered into as of February 8, 2021 (the “Effective Date”), by and between Repsol Oil & Gas USA, LLC, a Texas limited liability company (“Sublandlord”), and Lexicon Pharmaceuticals, Inc., a Delaware corporation (“Subtenant”).

RECITALS:

A. RFL No. 4 Limited Partnership (successor-in-interest to JD Warmack Woodlands Limited Partnership, a Delaware limited partnership) (“Landlord”) and Sublandlord (as successor-in-interest to Talisman Energy USA, Inc., a Delaware corporation) are parties to that certain Office Lease dated December 13, 2011, as amended by that certain First Amendment to Office Lease dated December 21, 2012 that certain Second Amendment to Office Lease dated September 30, 2013, and that certain Third Amendment to Office Lease dated July 7, 2017 (collectively, the “Prime Lease”), pursuant to which Sublandlord is leasing space containing approximately 156,665 square feet of Rentable Area (the “Leased Premises”) in the building known as Research Forest Lakeside Building 4 situated at 2445 Technology Forest Blvd., The Woodlands, Texas (the “Building”), as more particularly described in the Prime Lease.

B. Subtenant desires to sublease a portion of the Leased Premises from Sublandlord, and Sublandlord has agreed to sublease the same to Subtenant, on the terms and conditions set forth in this Sublease.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration paid by each party hereto to the other, Sublandlord and Subtenant agree as follows:

1.    Sublease Grant; Use.

(a)Subleased Premises. Subject to Section 2(c) below, Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, a portion of the Leased Premises located on the 11th floor of the Building and consisting of approximately 25,288 square feet of Rentable Area described on Exhibit “A” attached hereto (the “Subleased Premises”), in accordance with and subject to the terms, conditions and provisions of this Sublease and the Prime Lease. Sublandlord and Subtenant hereby acknowledge and agree that the Rentable Area of the Subleased Premises set forth above has been confirmed by Sublandlord’s architect in accordance with ANSI/BOMA Z65.1-1996.

(b)    Shared Areas. Sublandlord and Subtenant agree that certain portions of the first floor of the Building, consisting of the reception/lobby area, the corridors to and from the lobby from exterior doors, and the elevator lobby (collectively, the “Shared Areas”), will be used for shared access for the benefit of both Sublandlord and Subtenant, on a non-exclusive basis, subject to the terms and conditions of the Prime Lease. In no event shall Subtenant use or permit any Subtenant Parties to use any portion of the Shared Areas for any purpose other than access to restrooms and access to and from the Subleased Premises.

(c)    Appurtenant Rights. Subtenant shall have the non-exclusive right to use any exterior common areas, driveways, the Parking Garage, and the parking areas adjacent to the Leased

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Premises for ingress and egress to and from the Building and parking to the same extent Sublandlord is permitted to use the same under the Prime Lease, but such rights shall be subject to the rights granted to Subtenant under this Sublease, the terms and conditions of the Prime Lease, the rules and regulations from time to time established by Landlord, and any rights of Landlord under the Prime Lease to designate and change from time to time the areas and facilities to be so used.

(d)     Use of Subleased Premises. Subtenant shall use and occupy the Subleased Premises for the purposes permitted under Section 6 and Exhibit D of the Prime Lease and for no other purpose. In no event shall Subtenant (or any permitted assignee, sub-subtenant or other occupant of the Subleased Premises) use or permit the Subleased Premises to be used for any use prohibited by the Prime Lease unless previously agreed to in writing by Landlord and Sublandlord.

2.    Term; Delivery of Possession; Landlord Consent.

(a)Sublease Term. Subject to Sections 2(b) and 2(c) below, the term of this Sublease (the “Sublease Term”) shall commence on March 1, 2021 (the “Commencement Date”), and shall expire on August 31, 2025 (the “Expiration Date”), unless terminated earlier pursuant to the terms of this Sublease. Notwithstanding the fact that the Commencement Date will occur at a date subsequent to the date of this Sublease, the parties intend that, subject only to obtaining Landlord’s consent to this Sublease as provided in Section 2(c), and if such consent is not obtained, this executed Sublease will be null and void, this Sublease will be binding on the parties hereto upon the execution and delivery hereof by Sublandlord and Subtenant.

(b)     Delivery of Possession. Sublandlord shall deliver possession of the Subleased Premises to Subtenant, in its “as-is” condition on the date on which Sublandlord obtains written consent from Landlord to this Sublease pursuant to Section 2(c) below. Prior to any such entry, Subtenant shall deliver to Sublandlord evidence that the insurance required under this Sublease has been obtained. Subtenant shall conduct its activities in the Subleased Premises at its sole risk and expense, and Sublandlord shall not be liable in any way and Subtenant shall indemnify, release and hold Sublandlord and Landlord and its respective agents harmless for any injury, loss or damage which may occur to Subtenant or Subtenant’s employees, agents, representatives, architects, engineers, contractors, subcontractors, consultants or any other person, the same being solely at Subtenant’s risk, except to the extent arising out of the gross negligence or willful misconduct of Sublandlord, its agents, contractors or employees. Any entry upon the Subleased Premises by Subtenant, its employees, agents, representatives, contractors, subcontractors and consultants prior to the Commencement Date shall be subject to all of the terms and provisions of this Sublease, including, without limitation, the indemnity obligations of Subtenant hereunder, except that Subtenant shall not be obligated to pay Sublease Base Rent for any period prior to the Commencement Date.

(c)     Consent by Landlord. The subtenancy created by this Sublease shall be effective only upon receipt by Sublandlord and Subtenant of written consent to this Sublease from Landlord. If Landlord does not give its written consent forty-five (45) days after the date of this Sublease, then each of Sublandlord or Subtenant shall have the right to terminate this Sublease by giving written notice of termination thereof to the other prior to such consent being obtained; provided, however, that Subtenant shall have the right to terminate this Sublease pursuant to this Section 2(c) only if Subtenant has provided all information reasonably requested by Sublandlord or Landlord in connection with obtaining Sublandlord or Landlord’s consent. Neither party shall have any right to terminate or cancel this Sublease prior to expiration of such forty-five (45) day period. Subtenant shall promptly provide all information requested by Landlord with respect to consent to and approval of this Sublease.

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3.    Rent.

(a)Sublease Base Rent. Subtenant agrees to pay to Sublandlord, or as directed by
Sublandlord, commencing on the Commencement Date, without offset, abatement (except as provided herein), deduction or demand, as base rent (the “Sublease Base Rent”) for the Subleased Premises, the following amounts for the following periods of time:

Time Period	Annual Sublease Net Base Rent per RSF	Monthly Sublease Net Base Rent
Commencement Date-Month 12 Months 13-24 Months 25-36 Months 37-48 Months 49-Expiration Date	$20.00* $20.50 $21.00 $21.50 $22.00	$42,146.67 $43,200.33 $44,254.00 $45,307.67 $46,361.33

*    Notwithstanding anything contained in this Sublease to the contrary, so long as Subtenant is not in monetary default hereunder beyond any applicable notice and cure period, Subtenant shall receive an abatement of Sublease Base Rent and Operating Costs (as defined in the Prime Lease) for months one (1) through six (6), inclusive, of the Sublease Term (the “Abated Sublease Rent”). If a monetary default by Subtenant under this Sublease occurs, and such default remains uncured beyond any applicable notice and cure period hereunder, Subtenant’s right to receive any further abatement of Sublease Base Rent and Operating Costs pursuant to this paragraph shall automatically terminate. If Sublandlord elects to terminate this Sublease and/or Subtenant’s possession of the Sublease Premises (with or without terminating this Sublease) as the result of a default by Subtenant hereunder, the value of all of the Abated Sublease Rent received by Subtenant shall be immediately due and payable by Subtenant upon written demand therefor.

(b)Additional Charges. In addition to Sublease Base Rent payable by Subtenant as provided above, commencing on the Commencement Date, Subtenant shall pay to Sublandlord an amount equal to Subtenant’s Share (as defined below) of Operating Costs payable by Sublandlord under the Prime Lease. For the purposes of this Sublease, “Subtenant’s Share” shall mean a fraction, the numerator of which is the Rentable Area of the Subleased Premises and the denominator of which is the Rentable Area of the Leased Premises. Further, if Sublandlord is required under the Prime Lease to pay any amounts separate from the Operating Costs and separately and specifically billed by Landlord to Sublandlord (1) for any additional services provided by Landlord to Subtenant for the Subleased Premises (for example, after- hours HVAC service provided pursuant to Exhibit C of the Prime Lease), (2) related or attributable to Subtenant, the Subleased Premises, the use and occupancy of the Subleased Premises, or use of any other portion of the Project(including, without limitation, the Shared Areas) by Subtenant or any permitted assignee or subtenant, or (3) related to any personal property in or improvements made to the Subleased Premises by or for Subtenant or any permitted assignee or subtenant, Subtenant shall pay to Sublandlord, or as directed by Sublandlord, the amounts required with respect thereto within fifteen (15) days after receipt of Sublandlord’s invoice therefor. Subtenant shall pay for any after-hours HVAC service requested by Subtenant and provided to the Subleased Premises in accordance with the terms of Exhibit C to the Prime Lease. All amounts

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payable by Subtenant under this Section 3(b) are referred to in this Sublease as “Additional Charges”.

(c)     Rent. All amounts due from Subtenant under or in respect of this Sublease (collectively, “Rent”), whether labeled Sublease Base Rent, Additional Charges, or otherwise, shall be considered as rental reserved under this Sublease for all purposes, including without limitation, regulations promulgated pursuant to the Bankruptcy Code, including further without limitation, Section 502(b) thereof.

(d)      Payments. Sublease Base Rent shall be payable monthly, in advance, on the first business day of each and every calendar month during the Sublease Term. All payments of Additional Charges shall be payable by Subtenant to Sublandlord, or as directed by Sublandlord, at the time and in the manner required to be paid by Sublandlord to Landlord under the Prime Lease. All payments shall be made to Sublandlord as follows, or at such other place as Sublandlord shall from time to time designate by notice, in lawful money of the United States:

Account Name: [**]
Account Number: [**]
Bank Name: [**]
ABA: [**]
ABA: [**]
Swift: [**]

(e)     Proration for Partial Months. If the Commencement Date is not the first day of the calendar month, Sublease Base Rent for such partial month shall be prorated on a daily basis, and Subtenant shall pay such prorated amount to Sublandlord within five (5) days after the Commencement Date. If this Sublease terminates on a day other last day of a calendar month for any reason other than termination hereof by Sublandlord following a Subtenant Default, Sublease Base Rent for such partial month shall be prorated on a daily basis, and provided no Subtenant Default then exists and Subtenant has performed all of its obligations hereunder, Sublandlord shall refund to Subtenant any Sublease Base Rent already paid by Subtenant for the portion of such calendar month after the termination date within thirty (30) days after the termination date.

(f)     Delinquent Payment. If any installment of Sublease Base Rent or any other amount of Rent payable by Subtenant hereunder is not received by Sublandlord within five (5) business days of the applicable due date, Subtenant shall pay to Sublandlord an administrative fee equal to five percent (5%) of the overdue payment to reimburse Sublandlord for its cost and inconvenience incurred as a consequence of Subtenant’s delinquency. Notwithstanding the foregoing, Subtenant shall not be assessed such late fee with respect to the first late payment of Rent in any calendar year during the Sublease Term if Subtenant makes such payment to Sublandlord within five (5) days after Subtenant’s receipt of Sublandlord’s written notice of such delinquency. In addition, any payment due under this Sublease and not paid within ten (10) days after the date specified to be paid shall bear interest from the due date until paid at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest. All late charges and interest imposed pursuant to this Section 3(f) shall be considered Additional Charges due from Subtenant to Sublandlord under the terms of this Sublease. In no event, however, shall the charges permitted under this Section or elsewhere in this Sublease, to the extent they are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

4.    Condition. SUBTENANT AGREES THAT IT HAS INSPECTED THE SUBLEASED PREMISES AND THAT THE SUBLEASED PREMISES IS SUITABLE FOR ITS

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PURPOSE. SUBTENANT ACCEPTS THE SUBLEASED PREMISES IN ITS “AS IS” CONDITION. SUBTENANT WAIVES ANY AND ALL CLAIMS BY SUBTENANT BASED ON THE CONDITION OF THE SUBLEASED PREMISES AS OF THE DATE OF THIS SUBLEASE AND THE COMMENCEMENT DATE (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SUBLEASE TO THE CONTRARY). THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THE CONSIDERATION FOR SUBLANDLORD ENTERING INTO THIS SUBLEASE.

5.    Subtenant’s Performance of Tenant’s Obligations Under Prime Lease. Except for the obligation to pay Base Rental and Additional Rent to Landlord pursuant to the Prime Lease, Subtenant assumes and agrees to perform, comply with and be bound by all of the terms, provisions, obligations, covenants and conditions of the Prime Lease with respect to the Subleased Premises and Subtenant’s use of and activities within the Building and the Project that are to be performed, complied with or observed during the Sublease Term by the “Tenant” under the Prime Lease, including the rules and regulations applicable to the Building and the Project. Subtenant agrees not to do or permit anything to be done which would, with the passage of time or giving of notice (or both), result in an Event of Default under the Prime Lease or cause the Prime Lease or Sublandlord’s right to possession of the Leased Premises to be terminated. Subject to Section 10 of this Sublease, Subtenant covenants and agrees to timely perform its obligations under this Sublease and to indemnify, defend and hold Sublandlord harmless from any and all costs, expenses, liabilities or damages which Sublandlord may incur as a consequence of Subtenant’s failure to perform any such obligations. In no event shall Subtenant be liable to Sublandlord for any claims arising out of the default by Sublandlord under the Prime Lease.

6.    Landlord’s Obligations under Prime Lease.

(a)     Sublandlord Not Liable. Subtenant acknowledges that Sublandlord is not the owner of the Building and is not in the position to provide any of the utilities or services or to perform any of the obligations required of Landlord by the terms of the Prime Lease (including, without limitation, any maintenance, repair or restoration obligations), and Sublandlord shall not be required to provide or to perform the same hereunder. Without limiting the generality of the preceding sentence, with regard to the utilities, services, maintenance and repairs to be provided or performed by Landlord under the Prime Lease, Subtenant acknowledges that Landlord shall be solely responsible for providing or performing such utilities, services, repairs and maintenance, and in the event Subtenant desires any services other than the standard services to be provided to the Subleased Premises under the Prime Lease (for example, after-hours HVAC service provided pursuant to Exhibit C of the Prime Lease or other excess or extra services provided by Landlord pursuant to Exhibit C of the Prime Lease), has any complaints concerning any services or repairs required to be provided or performed by Landlord under the Prime Lease to the Subleased Premises, or the improvements thereto, or has any other matters which would normally be discussed with a landlord, Subtenant agrees to contact Landlord directly to handle such matters. Sublandlord shall not be in default under this Sublease for any failure by Landlord to provide any such utilities or services or to perform such obligations or for any failure by Landlord to respond to any communication directly from Subtenant.

(b)     Enforcement of Landlord Obligations. Notwithstanding the foregoing, Sublandlord agrees to use reasonable efforts to enforce performance of all obligations of Landlord under the Prime Lease; provided, however, that Sublandlord shall have no obligation to do so unless and until Sublandlord receives written notice from Subtenant specifying the nature of Landlord’s failure to perform. If any self-help remedies are available under the Prime Lease and Sublandlord does not elect to exercise same, Subtenant, at its sole cost, shall have the right to exercise same on behalf of Sublandlord. In enforcing performance of such obligations of Landlord, Sublandlord shall upon Subtenant’s written

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request, promptly notify Landlord of its non-performance under the Prime Lease and request that Landlord perform its obligations under the Prime Lease.

(c)     Communications with or from Landlord. In addition, to the extent the Landlord requires that any communications or requests be made through Sublandlord, Sublandlord agrees to promptly forward to Landlord any communications or requests received from Subtenant that require some action on Landlord’s part or require Landlord’s review, compliance or consent. In any case, Sublandlord and Subtenant shall promptly provide the other party with any notices received from Landlord which affect the Subleased Premises, the Shared Areas or the common areas or parking areas of the Project.

(d)     Abatement Rights. If Sublandlord receives an abatement of Base Rental with respect to the Subleased Premises under the Prime Lease, Subtenant shall receive an equitable abatement of Sublease Base Rent or a rent credit under this Sublease for the same period as Sublandlord receives such abatement or credit under the Prime Lease, but only if and to the extent the abatement received by Sublandlord is attributable to, or otherwise includes, the Subleased Premises. Otherwise, Subtenant shall not be entitled to any abatement of Rent hereunder under any circumstances or to terminate this Sublease, except as otherwise expressly provided in this Sublease. If Sublandlord would otherwise be entitled to abatement of rent under the Prime Lease with respect to the Leased Premises but is not entitled to the same solely due to the negligence or willful misconduct of Subtenant or any agents, officers, directors, shareholders, members, partners, employees, subtenants, assignees, licensees, contractors or invitees of Subtenant (“Subtenant Parties”), then Subtenant shall be liable to Sublandlord for the amount of the abatement of rent to which Sublandlord would have been entitled with respect to the Leased Premises (less any portion thereof that would have been attributable to the Subleased Premises).

7.     Improvements and Alterations. Subtenant shall not make any alterations, additions or improvements to the Subleased Premises (“Alterations”) without the prior written consent of and approval of plans and specifications therefor by (a) Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that (1) no Subtenant Default exists, (2) the Alterations in question comply with the terms and conditions of the Prime Lease and (3) the Alterations in question would not be required to be removed at the expiration or termination of this Sublease (unless Subtenant agrees to remove any such Alterations at its expense as a condition of Sublandlord’s consent), and (b) Landlord if Landlord’s consent is required under the Prime Lease. In addition to any other reasonable basis upon which Sublandlord may deny, withhold or condition consent to any proposed Alterations, Subtenant agrees that any denial, withholding or conditioning of consent by Landlord shall be deemed a reasonable basis upon which Sublandlord may deny, withhold or condition its consent to the proposed Alterations. Sublandlord agrees to submit to Landlord any request for Landlord consent and approval of plans and specifications and to reasonably cooperate with Subtenant, at no cost to Sublandlord, in obtaining any such consent from Landlord. Any Alterations to the Subleased Premises shall be undertaken in accordance with Section 4 of the Prime Lease. Sublandlord may require any noisy or disruptive work, or work that emits offensive odors, that Subtenant intends to perform be performed outside of the Business Hours set forth in Exhibit C of the Prime Lease. Subtenant shall indemnify, defend and hold harmless Sublandlord for any claims of Landlord or any third parties (including, without limitation, lien claims) arising out of any Alterations made by or by third parties on behalf of Subtenant (or its permitted sub-subtenants or assignees). Any costs or expenses required to be paid pursuant to the Prime Lease relating to any request for consent from Landlord in connection with any such Alterations (including, without limitation, costs and expenses relating to Landlord’s review of space plans and working drawings) or otherwise relating to such Alterations (including, without limitation, any administrative fee or construction management fee required to be paid pursuant to the Prime Lease and any additional real estate taxes resulting from such Alterations) shall be paid by Subtenant within the time period set forth in the Prime Lease for payment of such costs or expenses. In addition, Subtenant shall reimburse Sublandlord within

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thirty (30) days after written demand by Sublandlord for all actual reasonable out-of-pocket costs incurred by Sublandlord in connection with reviewing any space plans and working drawings, in obtaining Landlord’s review of and consent to such Alterations, or otherwise in any way related to such Alterations.

8.    Assignment and Subletting.

(a)     Consent Required. Sublandlord’s consent shall not be required for a Transfer by Subtenant of this Sublease or all or any portion of the Subleased Premises to a “Permitted Transferee” (as defined in the Prime Lease) so long as the proposed transferee has a net worth that equals or exceeds Subtenant’s net worth as of the Effective Date. Otherwise, Subtenant shall not, directly or indirectly, whether voluntarily, involuntarily or by operation of law, assign this Sublease, sublease the Subleased Premises or any part thereof, or permit the use or occupancy of the Subleased Premises by anyone other than Subtenant, without first obtaining the prior written consent of (1) Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed so long as no Subtenant Default exists, and (2) Landlord if Landlord’s consent is required under the Prime Lease (in which case such consent shall be governed by the Prime Lease). In no event may Subtenant encumber or hypothecate this Sublease or the Subleased Premises. Any assignment, sublease, use or occupancy by any party other than Subtenant, encumbrance or hypothecation shall constitute a “Transfer” for purposes hereof. In addition to any other reasonable basis upon which Sublandlord may withhold consent to a proposed assignment, sublease or other Transfer, Sublandlord may withhold consent based on Landlord’s disapproval of a proposed assignment, sublease or other Transfer. Any assignment, subletting or other Transfer by Subtenant in violation of this Section 8 shall constitute a Subtenant Default, entitling Sublandlord to exercise any and all of the remedies provided herein for a Subtenant Default, including, but not limited to, termination of this Sublease or Subtenant’s right to possession of the Subleased Premises and such assignment or subletting shall be null and void.

(b)     Compliance with Prime Lease; Payment of Costs. Any proposed assignment, sublease or other Transfer shall be subject to the terms of the Prime Lease, including, without limitation, the obligation to provide notices and documentation regarding the proposed assignee, subtenant or transferee (which notices and documentation shall be provided to both Sublandlord and Landlord) and to obtain the consent of Landlord to any such assignment, sublease or Transfer to the extent required under the Prime Lease. In addition, Subtenant shall reimburse Sublandlord, within ten (10) days after Subtenant’s receipt of a written request therefor, for (1) any amounts payable to Landlord under the terms of the Prime Lease, (2) Sublandlord’s reasonable attorneys’ fees and (3) any other actual, reasonable out-of-pocket costs incurred by Sublandlord in connection with consideration, processing and documentation of any request for consent to an assignment or subletting. The amounts to be reimbursed by Subtenant hereunder shall be payable regardless of whether Sublandlord or Landlord consents to the proposed assignment, sublease or Transfer. Upon request, Subtenant and the proposed assignee, sub-subtenant or transferee shall execute and deliver Sublandlord’s and Landlord’s standard forms of consent documents and such other instruments and documents (e.g., estoppel certificates) as Sublandlord or Landlord may reasonably require.

(c)     Continuing Liability; Enforcement Against Transferees. Notwithstanding any permitted assignment, sublease or other Transfer by Subtenant, Subtenant shall remain directly and primarily liable for all covenants, duties and obligations of Subtenant hereunder and shall continue to make all Rent payments and payments for Additional Charges that become due and payable hereunder to Sublandlord in a timely manner. Sublandlord shall have the right to enforce the provisions of this Sublease against Subtenant or any permitted assignee, sub-subtenant or transferee without demand upon or proceeding in any way against any other Person. In connection with any assignment or other transfer,

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Sublandlord may require the permitted assignee or transferee to provide an additional security deposit or other form of security acceptable to Sublandlord.

(d)     Excess Consideration. Subtenant shall pay to Sublandlord, immediately upon receipt thereof, one-half of the excess of (1) all consideration received by Subtenant in connection with an assignment, subletting or other Transfer less the actual out-of-pocket costs reasonably incurred by Subtenant with unaffiliated third parties (i.e., subtenant improvements, leasing commissions and legal fees) in connection with such assignment, subletting or Transfer (such costs to be amortized on a straight-line basis over the term of the assignment, subletting or transfer in question) over (2) the Sublease Base Rent allocable to the portion of the Subleased Premises covered thereby.

(e)    Assignment and Subletting by Sublandlord. Sublandlord may assign this
Sublease in connection with any assignment or transfer of the Prime Lease pursuant to the provisions of the Prime Lease, and Sublandlord may sublease all or any portion of the remainder of the Leased Premises other than the Subleased Premises, in each case without the consent of Subtenant.

9.    Subtenant Default; Remedies.

(a)    Subtenant Default. Any one or more of the following events will constitute an event of default by Subtenant (a “Subtenant Default”) under this Sublease:

(1)    failure by Subtenant to timely pay any installment of Sublease Base Rent, any Additional Charges, or any other amount of Rent required to be paid by Subtenant to Sublandlord under this Sublease and such failure continues for a period of five (5) business days following Subtenant’s receipt of Sublandlord’s written notice of such non-payment (provided, however, that after Sublandlord has given Subtenant written notice of failure to pay Rent when due on one (1) occasion during any calendar year during the Sublease Term, Subtenant’s subsequent failure to timely pay any amount payable under this Sublease when due shall be deemed a Subtenant Default without the requirement that Sublandlord give Subtenant notice of any such failure during such calendar year); or

(2)    failure or refusal by Subtenant to perform, comply with or observe any other term, covenant or provision of this Sublease or the Prime Lease required to be performed, complied with or observed by Subtenant, if such failure continues for fifteen (15) days after receipt of written notice to Subtenant from Sublandlord or Landlord; provided, however, that if the nature of Subtenant's breach is such that it may be cured but more than fifteen (15) days are reasonably required for its cure, then Subtenant shall not be deemed to be in default if Subtenant commences such cure within said fifteen (15) day period and thereafter diligently prosecute such cure to completion (provided, further, however, if the Prime Lease provides that no notice or cure period would be provided to Sublandlord under the Prime Lease if Sublandlord breached the term, condition, covenant or provision of the Prime Lease that Subtenant has failed to perform, comply with or observe, no notice or cure period shall be provided to Subtenant hereunder); or

(3)    the filing of a petition by or against Subtenant (A) in any bankruptcy or other insolvency proceeding; (B) seeking any relief under any state or federal debtor relief Law; (C) for the appointment of a liquidator or receiver for all or substantially all of Subtenant’s property or for Subtenant’s interest in this Sublease; or (D) for the reorganization or modification of Subtenant’s capital structure; however, if such a petition is filed against (rather than by)

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Subtenant, then such filing shall not be a Subtenant Default unless Subtenant fails to have the proceedings initiated by such petition dismissed within sixty (60) days after the filing thereof; or

(4)    Subtenant shall make a general assignment for the benefit of creditors; or

(5)    Subtenant dissolves, liquidates or otherwise ceases to exist; or

(6)    the performance or non-performance of any other obligation hereunder or the occurrence of any other event which, if it remains uncured, would result in an Event of Default under the Prime Lease, if such performance, non-performance or event is not cured at least five (5) days in advance of the time required (if any) for a cure thereof under the Prime Lease.

Any notice sent by Sublandlord to Subtenant pursuant to this Section 9 shall be in lieu of, and not in addition to, any notice required under any applicable law.

(b)    Remedies. At any time after a Subtenant Default has occurred, Sublandlord may (1) terminate this Sublease, (2) terminate Subtenant’s right to possession of the Subleased Premises without terminating this Sublease, (3) exercise any and all of the same rights and remedies as provided to Landlord under the Prime Lease for an Event of Default of “Tenant” thereunder, or (4) exercise any and all rights and remedies available hereunder, at law or in equity. Without limiting the foregoing, Sublandlord may immediately or at any time after the occurrence of a Subtenant Default and while such Subtenant Default remains uncured re-enter the Subleased Premises and peacefully remove all persons therefrom with or without legal process, and without prejudice to any of its other legal rights, and Subtenant expressly waives all claims for damages by reason of such re-entry, as well as all claims for damages by reason of any eviction proceedings or proceedings by way of sequestration or any other legal proceedings which Sublandlord may employ to recover unpaid rents or possession of the Subleased Premises. Taking of possession by Sublandlord, or Sublandlord’s service of any eviction demand shall not constitute an election to terminate this Lease, unless expressly so stated in writing. In addition, without limiting the foregoing, in the event Sublandlord reasonably believes that Subtenant’s failure to cure a breach under Section 9(a)(2) or Section
9(a)(5) above could cause an Event of Default to occur under the Prime Lease, Sublandlord may, upon giving Subtenant not less than three (3) business days prior written notice thereof (even if prior to expiration of the cure period set forth therein), attempt to cure such breach, in which case Subtenant shall reimburse Sublandlord for all reasonable expenses incurred by Sublandlord in connection therewith upon demand.

(c)    Cumulative Rights. Except as otherwise provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other right or remedy allowed by law or in equity, and such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

10.    Waiver of Consequential Damages. WITHOUT AFFECTING THE RIGHTS OF SUBLANDLORD OR SUBTENANT TO RECOVER ACTUAL, DIRECT DAMAGES, EXCEPT AS EXPRESSLY SET FORTH IN THIS SUBLEASE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES OR LOST PROFITS (COLLECTIVELY, "CONSEQUENTIAL DAMAGES") RESULTING FROM ANY CAUSE WHATSOEVER, WHETHER ARISING IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, INDEMNITY OR OTHERWISE. THE PROVISIONS OF THIS SECTION SHALL EXPRESSLY SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE.

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Subtenant agrees, however, that any costs, expenses, liabilities or damages incurred or payable by Sublandlord to Landlord or any third party pursuant to the Prime Lease or otherwise as a result of Subtenant’s failure to perform its obligations under this Sublease shall be considered actual direct damages for all purposes under this Sublease, and Subtenant waives and releases any claims that the same are Consequential Damages. In addition, no partner, member, shareholder, director or officer of Sublandlord or Subtenant shall have personal liability for or with respect to any of the obligations of Sublandlord or Subtenant under this Sublease.

11.    Holding Over. If Subtenant remains in possession of or fails to fully vacate the Subleased Premises or any portion thereof (on an unauthorized basis) after the expiration or earlier termination of this Sublease, then Subtenant shall be deemed to be holding over and occupying the Subleased Premises as a tenant at sufferance at a daily rental equal to one hundred fifty percent (150%) of the Sublease Base Rental for the entire Subleased Premises in effect prior to expiration or termination and shall otherwise remain subject to all the conditions, provisions and obligations of this Sublease insofar as the same are applicable to a tenancy at sufferance, including without limitation, the payment of all Additional Charges and other amounts payable hereunder. No holding over by Subtenant after the expiration or termination of this Sublease shall be construed to extend or renew the Sublease Term or in any other manner be construed as permission by Sublandlord to holdover. In addition to the holdover rent payable by Subtenant as provided above, Subtenant shall indemnify and hold Sublandlord harmless from and against, and shall pay to Sublandlord within five (5) business days of demand, any and all holdover rent, actual damages, losses, costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord arising out of or in any way attributable to such holding over. Subtenant agrees that any holdover rent, actual damages, costs, expenses, indemnity or other obligations or liabilities that Sublandlord incurs under the Prime Lease arising out of or in any way attributable to any holding over by Subtenant shall be deemed actual damages under the preceding sentence, and Subtenant waives and releases any claims that the same are Consequential Damages.

12.    Surrender. Subtenant agrees that, at the expiration or earlier termination of this Sublease, Subtenant shall (a) surrender the Subleased Premises to Sublandlord broom clean and in good condition and state of repair, reasonable wear and tear only excepted, and otherwise in the condition in which Sublandlord is required to surrender the Leased Premises under the Prime Lease upon expiration of the Prime Lease, (b) remove all of Subtenant’s personal property and any Alterations made by Subtenant to the Subleased Premises that are required to be removed pursuant to the Prime Lease as of the expiration of the Prime Lease or that are required to be removed as a condition to Sublandlord’s or Landlord’s consent to the making of such Alterations, and (c) repair any damage caused by such removal.

13.    Incorporation of Prime Lease Terms. This Sublease is expressly subordinate and subject to the terms of the Prime Lease. To the extent not otherwise inconsistent with this Sublease or applicable only to the original parties to the Prime Lease, the terms, provisions, covenants and conditions of the Prime Lease are hereby incorporated into this Sublease by reference as fully as if completely reproduced herein; provided, however, for purposes of the Prime Lease provisions so incorporated into this Sublease:

(a)    the term “Landlord” as used in the Prime Lease (but not when used in this Sublease) shall refer to Sublandlord and its successors and assigns; the term “Tenant” as used in the Prime Lease shall refer to Subtenant; the term “Basic Annual Rent” as used in the Prime Lease shall refer to Sublease Base Rent; the term “Premises” as used in the Prime Lease shall refer to the Subleased Premises; the term “Lease” as used in the Prime Lease shall refer to this Sublease; the term “Lease Term” as used in the Prime Lease shall refer to the “Sublease Term”; the term “Commencement Date” as used in the Prime

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Lease shall refer to the Commencement Date under this Sublease; and the term “events of default” as used in the Prime Lease shall refer to a Subtenant Default;

(b)    in any case where Landlord reserves the right to enter or access the Subleased
Premises, such right shall inure to the benefit of both Sublandlord and Landlord;

(c)    in any instance in which the consent, approval, permission, authorization or acceptance of Landlord is required under the Prime Lease, Subtenant shall be required to obtain the consent, approval, permission, authorization or acceptance of Landlord and Sublandlord (and Sublandlord shall reasonably assist and cooperate with Subtenant’s efforts to obtain any approval, provided Sublandlord shall not be required to incur any costs and/or liability related thereto);

(d)    in any instance in which Subtenant is required to give notice to Sublandlord pursuant to any of the provisions of the Prime Lease, as incorporated herein, Subtenant shall also provide such notice to Landlord;

(e)     from and after the earlier of the Commencement Date or any entry into the Subleased Premises by Subtenant, Subtenant shall (1) maintain all insurance required to be maintained by the “Tenant” under the Prime Lease in the amounts stated in the Prime Lease (however, with regard to the property insurance required to be carried by Subtenant on leasehold improvements, only the above-Building standard leasehold improvements, if any, in the Subleased Premises (whether now existing or hereafter installed by Subtenant in the Subleased Premises) must be insured by Subtenant, and Sublandlord shall insure all other above-Building standard leasehold improvements in the Leased Premises); if any, with Sublandlord and Landlord (and any other parties required under the Prime Lease to be so named) named as additional insureds in those instances in which the Prime Lease requires Landlord to be named as an additional insured, and (2) furnish to Sublandlord and Landlord, on or before any entry into the Subleased Premises and at any time thereafter upon request or as otherwise required under the Prime Lease, certificates of such insurance and other evidence satisfactory to Sublandlord and Landlord of the maintenance of all insurance coverage required hereunder. Sublandlord and Subtenant acknowledge and agree that the DIRTT Wall located in the Subleased Premises shall be deemed an above-Building standard leasehold improvement and shall be insured by Subtenant’s property insurance policy;

(f)     all indemnity obligations of Sublandlord regarding the Leased Premises or use of or activities in other portions of the Project by Sublandlord as “Tenant” under the Prime Lease, and all waivers, releases, and exculpatory provisions under the Prime Lease in favor of Landlord from Sublandlord as “Tenant” under the Primary Lease are incorporated herein as obligations of Subtenant under this Sublease and shall be for the benefit of Landlord and Sublandlord, and their respective employees, agents and contractors;

(g)    without limiting the generality of Section 13(f) above, the waiver of claims and subrogation under Section 8(f) of the Prime Lease, as such section is incorporated herein, shall be for the benefit of Subtenant, Sublandlord and Landlord;

(h)     in no event shall Subtenant be entitled to exercise any self-help rights or rights to cancel or terminate the Prime Lease available to Sublandlord as “Tenant” under the Prime Lease (except as otherwise expressly provided in this Sublease), nor shall Subtenant be entitled to exercise any rights of Sublandlord under the Prime Lease to modify the size of the Leased Premises, extend the term of the Prime Lease, or terminate this Sublease, except as otherwise expressly provided herein;

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(i)     Sublandlord shall not be obligated to perform, comply with or observe any obligations, covenants, conditions, terms or provisions required to be performed, complied with or observed by Landlord under the Prime Lease with respect to providing services or utilities, making improvements or alterations to the Subleased Premises, the Buildings or the Project, repair or restoration of the Building or any portion of the Subleased Premises or the remainder of the Leased Premises following a casualty or condemnation, or the investigation, clean up or remediation of any Hazardous Materials in the Leased Premises not caused by Sublandlord;

(j)    this Sublease shall be subordinate to any mortgage, deed of trust and related security instruments now or hereafter covering all or any portion of the Leased Premises, and neither Landlord nor Sublandlord shall have any obligation to obtain a subordination, non-disturbance or attornment agreement for the benefit of Subtenant in order for such subordination to be effective;

(k)     no representations or warranties made by Landlord or Sublandlord under the Prime Lease, if any, are incorporated herein (and in no event shall Sublandlord be deemed to have made any such representations or warranties to Subtenant or shall Subtenant be deemed to have made any such representations or warranties to Sublandlord); and

(l)     in no event shall Sublandlord be liable for any acts or omissions of Landlord or any Landlord Related Party or any failure of Landlord or any Landlord Related Party to comply with the terms of the Prime Lease; and, without relieving Sublandlord of its obligations under Section 6(b) above no such acts, omissions or failure shall constitute a default by Sublandlord hereunder.

14.     Indemnity. In addition to any waivers and indemnity obligations set forth in the Prime Lease, as incorporated herein, or this Sublease, and subject to the provisions set forth in Section 8(f) of the Prime Lease, Subtenant waives and releases all claims and causes of action against Sublandlord and Landlord, and agrees to indemnify, defend and hold harmless Sublandlord and Landlord and their respective agents from and against any and all liabilities, actual damages, causes of action, suits, claims, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees), arising out of or relating to any injury to or death of any persons, or damage to, loss or theft of, or loss of use of any property sustained by anyone, in and about the Subleased Premises or any part thereof or arising out of, or in any way connected with use or occupancy of the Subleased Premises by Subtenant’s or any Subtenant Parties, or from any act, omission, work or thing done, permitted, determined or suffered by Subtenant or any of the Subtenant Parties in or about the Subleased Premises or the Shared Areas, including, without limitation, any environmental conditions or contamination caused by Subtenant or any of the Subtenant Parties. THE WAIVERS, RELEASES AND INDEMNITIES SET FORTH IN THIS SUBLEASE ARE INTENDED TO RELEASE AND INDEMNIFY SUBLANDLORD AND LANDLORD AND THEIR RESPECTIVE AGENTS FROM AND AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT, EVEN WHEN SUBLANDLORD OR LANDLORD OR THEIR RESPECTIVE AGENTS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH SUBTENANT, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF SUBLANDLORD OR LANDLORD OR THEIR RESPECTIVE AGENTS; HOWEVER, THE INDEMNITY SET FORTH ABOVE SHALL NOT APPLY AS TO ANY SUCH INDEMNIFIED PARTY TO THE EXTENT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY. Subject to the provisions set forth in Section 8(f) of the Prime Lease, and to the extent not due to the negligence or willful misconduct of Subtenant or its agents, employees or contractors, Sublandlord agrees to indemnify, defend and hold Subtenant and the Subtenant Parties harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys’ fees and court costs for injury to or death of any person or for damage to any property

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to the extent such are determined to be caused by (i) the gross negligence or willful misconduct of Sublandlord, its agents, employees, or contractors in or about the Subleased Premises, Building, Project or Complex or (ii) breach by Sublandlord of any Environmental Laws.

15.    Representations and Warranties.

(a)    Sublandlord warrants and represents to Subtenant as follows:

(1)    Sublandlord is a legal entity and has full right, power and authority to enter into this Sublease and to carry out its obligations hereunder; all required corporate actions necessary to authorize Sublandlord to enter into this Sublease and to carry out its obligations hereunder have been taken; and the person signing this Sublease on behalf of Sublandlord is authorized to do so.

(2)    Attached hereto as Exhibit “C” are true and complete copies of the Prime
Lease and any amendments or modifications thereto.

(3)    Sublandlord has not received written notice from Landlord that
Sublandlord is in default of the Prime Lease.

(b)    Subtenant warrants and represents to Sublandlord as follows:

(1)    Subtenant is a legal entity and has full right, power and authority to enter into this Sublease and to carry out its obligations hereunder; all required partnership actions necessary to authorize Subtenant to enter into this Sublease and to carry out its obligations hereunder have been taken; and the person signing this Sublease on behalf of Subtenant is authorized to do so.

(2)    Subtenant has reviewed the terms of the Prime Lease.

16.    Notices. All notices or requests provided for hereunder shall be in writing and shall be (a) delivered by hand, (b) sent by United States registered or certified mail, return receipt requested, postage prepaid, or (c) sent by prepaid nationally recognized overnight carrier (e.g., FedEx) for next business day delivery, to the address of the intended recipient, as follows:

if to Sublandlord:    Repsol Oil & Gas USA, LLC
2455 Technology Forest Blvd. The Woodlands, TX 77380
Attention: P&O Dept -. General Service Manager & Legal Dept.
– General Counsel

if to Subtenant:    Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attention: VP, Finance and Accounting, Copy to: General Counsel

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Notices that are hand delivered shall be deemed received upon delivery. Notices sent by United States mail as provided above shall be deemed received two business days after mailing. Notice given via a nationally recognized overnight delivery service for next business day delivery shall deemed received upon delivery or attempted delivery by the overnight delivery service. Each party may from time to time change its notice address by at least five days prior written notice to the other party.

17.     Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Texas.

18.     Severability. In the event that any one or more of the provisions contained in this Sublease shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Sublease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

19.    Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Sublease, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party.

20.    Survival of Obligations. All breaches of this Sublease by Subtenant outstanding at the expiration or earlier termination of the Sublease Term shall survive such expiration or earlier termination, including, without limitation, payment obligations with respect to Rent and all obligations concerning the condition and repair of the Subleased Premises.

21.    NO REPRESENTATIONS OR WARRANTIES. SUBTENANT HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT SUBLANDLORD HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES TO SUBTENANT AS TO THE USE OR CONDITION OF THE SUBLEASED PREMISES OR THE BUILDING OR AS TO THE ADEQUACY OF ANY EQUIPMENT (INCLUDING THE HEATING, VENTILATING OR AIR CONDITIONING EQUIPMENT), EITHER EXPRESS OR IMPLIED, AND SUBLANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE HABITABLE, SUITABLE FOR SUBTENANT’S INTENDED PURPOSE OR FOR ANY OTHER USE. SUBTENANT FURTHER EXPRESSLY AGREES THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS SUBLEASE OR THE SUBTENANCY CONTEMPLATED HEREBY OR THE USE OF THE SUBLEASED PREMISES AND THAT ALL EXPRESS OR IMPLIED WARRANTIES IN CONNECTION HEREWITH ARE EXPRESSLY DISCLAIMED. THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THE CONSIDERATION FOR SUBLANDLORD ENTERING INTO THIS SUBLEASE.

22.     INDEPENDENT COVENANTS. SUBTENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT SUBTENANT’S OBLIGATION TO PAY SUBLEASE BASE RENT, ADDITIONAL CHARGES AND ALL OTHER SUMS DUE HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE SUBLEASED PREMISES OR THE PERFORMANCE BY SUBLANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER (OR BY LANDLORD OF ITS DUTIES OR OBLIGATIONS UNDER THE PRIME LEASE), AND THAT SUBTENANT WILL CONTINUE TO PAY ALL SUBLEASE BASE RENT, ADDITIONAL CHARGES AND ALL OTHER SUMS PROVIDED FOR HEREIN TO BE PAID BY SUBTENANT WITHOUT ABATEMENT (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN SECTION 6(d) OF THIS SUBLEASE), SET-OFF, OR DEDUCTION, NOTWITHSTANDING ANY

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BREACH BY SUBLANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER (OR BY LANDLORD OF ITS DUTIES OR OBLIGATIONS UNDER THE PRIME LEASE), EXPRESS OR IMPLIED.

23.     Quiet Enjoyment; Amendment or Termination of Prime Lease. Provided no event of default by Subtenant under this Sublease occurs and is continuing beyond applicable notice and cure periods, Subtenant shall peaceably and quietly hold and enjoy the Subleased Premises against Sublandlord and all persons claiming by, through or under Sublandlord, for the Sublease Term, subject to the terms and conditions of this Sublease and the Prime Lease. Sublandlord agrees that Sublandlord shall not modify or amend the Prime Lease in a manner that (a) would conflict with Sublandlord’s obligations under this Sublease, (b) adversely affects Subtenant’s right to use and occupy the Subleased Premises during the Sublease Term in any respect or (c) that increases Subtenant’s obligations in any respect without, in each instance, Subtenant’s prior written consent. The foregoing shall not prohibit Sublandlord from exercising any termination rights expressly granted to Sublandlord under the Prime Lease (e.g., in the event of a casualty, condemnation, or failure of Landlord to provide services), which rights are expressly reserved and retained by Sublandlord and may be exercised by Sublandlord as provided in the Prime Lease without Subtenant’s consent, without the same being deemed or construed as a breach of the covenant of quiet enjoyment set forth herein or a default by Sublandlord hereunder and without any liability to Subtenant for costs, expenses or damages arising out of any such termination.

24.    Entire Agreement; Amendments; Capitalized Terms. This Sublease constitutes the entire agreement between Subtenant and Sublandlord and supersedes all prior agreements (whether written or otherwise) that may exist between the parties with regard to the sublease and use of the Subleased Premises by Subtenant. This Sublease may not be modified or amended, except by an instrument in writing executed by the parties hereto. Capitalized terms used but not defined in this Sublease have the meanings given such terms in the Prime Lease.

25.    Construction. Each of Subtenant and Sublandlord has been represented by legal counsel (or has been afforded the opportunity to be represented by legal counsel and has made a conscious decision not to be so represented) in connection with the negotiation of this Sublease and has reviewed this Sublease and the Prime Lease; accordingly, the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Sublease. No custom or practice which may evolve between the Subtenant and Sublandlord during the term of this Sublease shall be deemed or construed to waive or lessen the right of either of the parties hereto to insist upon strict compliance of the terms of this Sublease.

26.    Time is of the Essence. Time is hereby expressly declared to be of the essence of this
Sublease.

27.    Captions. Captions and section headings in this Sublease are for convenience of reference and shall not affect the construction or interpretation of this Sublease.

28.    Environmental Matters. Subtenant agrees that it shall not use or permit the use of any Hazardous Materials in violation of applicable Environmental Laws in the construction, operation, maintenance or use of the Subleased Premises or use of the exterior common areas, parking areas, or Shared Areas. In the event any Hazardous Materials are discovered in the Subleased Premises in violation of applicable Environmental Laws and the presence of the same was caused, in whole or in part, by Subtenant or any other Subtenant Parties, Subtenant shall undertake, at its cost, all reasonable actions necessary to effect compliance with such applicable Environmental Laws.

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29.    Brokers. Sublandlord and Subtenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Sublease other than CBRE, Inc. (who represents Sublandlord) and NAI Partners (who represents Subtenant) (the “Brokers”). Subtenant and Sublandlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent (other than the Brokers) claiming the same by, through, or under the indemnifying party. Sublandlord shall pay a commission to the Brokers pursuant to a separate written agreement between Sublandord and the Brokers.

30.    Parking. Subtenant shall the right to use up to ninety-six (96) parking spaces, sixty-one (61) of which shall be reserved, all at no cost to Subtenant. Subtenant’s right to use the unreserved parking spaces shall be on a non-exclusive basis in common with Sublandlord and other tenants, subtenants and occupants of the Building. Subtenant’s use of the parking spaces shall be subject to all terms and conditions set forth in the Prime Lease relating to the use of such parking spaces (including payment of any applicable amounts related thereto) and any rules and regulations as are from time to time applicable to users of the parking facilities.

31.    Signage. Provided Sublandlord and Subtenant obtain the approval from Landlord to permit Subtenant to have its name on the Building directory for the Building and suite entry signage for the Subleased Premises, Sublandlord shall install such signage at Sublandlord’s cost. If required of Sublandlord under the Prime Lease, Subtenant shall remove any identifying signage installed by or for Subtenant upon expiration or termination of this Sublease and shall repair any damage caused by the removal thereof. In no event shall Landlord’s consent to or approval of such signage be a condition to Subtenant’s obligations under this Sublease and in no event shall Subtenant have any right to terminate this Sublease if such consent or approval is not obtained.

32.    Use of DIRTT Wall. Subtenant shall have the right to reconfigure the DIRTT wall system situated within the Subleased Premises (the “DIRTT Wall”) in a manner reasonably approved by Sublandlord and Landlord (if Landlord’s approval is required under the Prime Lease), and Subtenant shall return any excess walls or parts from such reconfiguration to Sublandlord at the termination of this Sublease. Sublandlord shall not be responsible for any costs associated with the DIRTT Wall and any damage thereto during the Sublease Term. SUBTENANT ACCEPTS THE DIRTT WALL IN ITS “AS IS” AND “WHERE IS” CONDITION AND ACKNOWLEDGES THAT NO REPRESENTATIONS OR WARRANTY, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, HAS BEEN MADE BY SUBLANDLORD WITH RESPECT TO THE CONDITION OF THE DIRTT WALL OR ITS SUITABILITY FOR ANY USE OR PURPOSE BY SUBTENANT AND SUBLANDLORD SHALL HAVE NO OBLIGATION TO REPAIR OR REPLACE ANY OF THE DIRTT WALL AT ANY TIME, AND SUBTENANT WAIVES AND RELEASES SUBLANDLORD FOR ANY AND ALL CLAIMS, DAMAGES, LOSSES, COSTS AND LIABILITIES ARISING FROM OR OUT OF THE DIRTT WALL. Subtenant shall pay any ad valorem taxes relating to the DIRTT Wall that are separately assessed by applicable taxing authorities, and shall maintain property insurance on the DIRTT Wall for the full replacement cost thereof. Subtenant shall not create or permit any liens or security interests to attach to the DIRTT Wall and shall cause any lien or security interest claim with respect to the DIRTT Wall to be immediately released. Subtenant shall maintain the DIRTT Wall in good condition and repair (reasonable wear and tear only excepted) and shall repair any damage to the DIRTT Wall caused by Subtenant’s use (reasonable wear and tear only excepted), misuse or failure to properly maintain the DIRTT Wall. If Subtenant is unable to repair the DIRTT Wall to the condition existing on the Commencement Date (reasonable wear and tear only excepted), Subtenant shall pay to Sublandlord an amount equal to the reasonable replacement cost of the portion(s) or segment(s) of the DIRTT Wall which Subtenant damaged and cannot repair to such condition, but in no event shall Subtenant be obligated to restore or replace the

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DIRTT Wall following any reconfiguration of same by Subtenant as contemplated above. Subtenant’s obligations under this paragraph shall survive expiration or termination of this Sublease.

33.    Confidentiality. Each of Sublandlord and Subtenant agrees that this Sublease and the material economic terms contained herein will be treated as strictly confidential and except as required by applicable laws (including without limitation, applicable securities laws) or except with the written consent of the other party, neither party shall disclose the same to any third party, except that either party may disclose the same to its partners, lenders, accountants and attorneys and prospective assignees, subtenants and financial partners or investors who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. Except in the case of disclosures required under applicable securities laws, in the event either party is required by Law to disclose any of the terms of this Sublease, such party shall give the other party prompt notice of such requirement prior to making disclosure so that the other party may seek an appropriate protective order. If failing the entry of a protective order such party is compelled to make disclosure, it shall only disclose the portions of this Sublease which it is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed. Notwithstanding the foregoing, Sublandlord may provide a copy of this Sublease or disclose any of the terms of this Sublease to Landlord (or any prospective purchaser, assignee or lender of Landlord) at any time without Subtenant’s consent.

34.     Counterparts. This Sublease may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. An executed counterpart transmitted by facsimile or electronic mail shall be deemed an original counterpart, the transmission of the same in such manner shall be effective as delivery of a manually executed original counterpart of this Sublease, and each party has the right to rely on any such counterpart to the same extent as if such party had received a manually executed original counterpart.

35.     Security Deposit. Upon execution of this Sublease, Subtenant shall pay to Sublandlord a security deposit in the amount of $70,000.00 (the “Security Deposit”). The Security Deposit shall be held by Sublandlord without liability for interest and as security for the performance by Subtenant of Subtenant's covenants and obligations under this Sublease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Sublease Base Rent or a measure of Subtenant's liability for damages in case of default by Subtenant. Sublandlord shall not be required to keep the Security Deposit separate from its other accounts, and shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Sublandlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Subtenant hereunder. Following any such application of the Security Deposit, Subtenant shall pay to Sublandlord within five (5) days after demand the amount so applied in order to restore the Security Deposit to its original amount. The balance of the Security Deposit remaining after any such application shall be returned by Sublandlord to Subtenant within thirty (30) days thereafter.

36.    Fitness Center. Subtenant shall have the right to use the Fitness Center provided it shall pay its share of operating costs (i.e., Subtenant’s Share, if applicable) determined by Landlord to be applicable to the Fitness Center and subtenants’ (including Subtenant) use thereof. Subtenant shall pay Sublandlord the following for Subtenant’s share of costs for the use and operation of the Fitness Center (based on the square footage in the Subleased Premises), for costs that are incurred by Sublandlord as a pass-through charge from Landlord: $0.72 per square foot for calendar year 2021 (prorated for any partial calendar year) with an incremental increase in cost of $0.03 per calendar year during the Sublease Term (the “Fitness Fee”). Subtenant’s use of the Fitness Center shall be subject to the same terms and conditions of the Prime Lease applicable to Sublandlord’s use of the Fitness Center, from time to time

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during the Sublease Term. Notwithstanding anything contained in this Sublease to the contrary, so long as Subtenant is not in default hereunder beyond any applicable notice and cure period, Subtenant shall receive an abatement of the Fitness Fee for months one (1) through six (6), inclusive, of the Sublease Term (the “Abated Fitness Fee”). If Subtenant defaults under this Sublease, and such default remains uncured beyond any applicable notice and cure period hereunder, Subtenant’s right to receive any further abatement of the Fitness Fee pursuant to this paragraph shall automatically terminate. If Sublandlord elects to terminate this Sublease and/or Subtenant’s possession of the Sublease Premises (with or without terminating this Sublease) as the result of a default by Subtenant hereunder, the value of all of the Abated Fitness Fee received by Subtenant shall be immediately due and payable by Subtenant upon written demand therefor.

37.    Use of Personal Property. During the Sublease Term, Subtenant shall have the right to use, at no additional charge, the personal property owned by Sublandlord and described on Exhibit “B” attached hereto (the “Personal Property”). Any other items of personal property that are designated by Subtenant for removal and are not described on Exhibit “B” shall be removed by Sublandlord, at Sublandlord’s expense, within fifteen (15) days following the date of Sublandlord’s receipt of Subtenant’s removal notice, which shall be submitted to Sublandlord by Subtenant within ten (10) days after the Effective Date. Following Sublandlord’s delivery of possession of the Subleased Premises to Subtenant, Sublandlord shall not be responsible for any costs associated with the Personal Property, and any damage thereto beyond normal wear and tear shall be Subtenant’s responsibility unless caused by Sublandlord or any Sublandlord Party. If any Subtenant Default occurs which is then continuing, or in the event of any holdover, then, at Sublandlord’s option and in addition to all other rights and remedies available to Sublandlord in connection with such Subtenant Default or holdover, Sublandlord may enter the Subleased Premises following notice to Subtenant given at least three (3) business days prior to such entry, remove the Personal Property from the Subleased Premises. Any entry and removal of the Personal Property by Sublandlord pursuant to the immediately above sentence shall not be deemed a breach of this Sublease or a constructive eviction or entitle Subtenant to any abatement or reduction of Sublease Rent, and following any such removal Sublandlord may sell, store, destroy, or otherwise dispose of the Personal Property or retain the Personal Property for Sublandlord’s own use without notice to Subtenant and without any obligation to account for such items. SUBLANDLORD COVENANTS, REPRESENTS AND WARRANTS TO SUBTENANT THAT THE PERSONAL PROPERTY IS, AND AT ALL TIMES WILL BE, FREE FROM ALL LIENS AND SECURITY INTERESTS (OTHER THAN ANY STATUTORY AND/OR CONTRACTUAL LIEN RIGHTS IN FAVOR OF LANDLORD). SUBTENANT ACCEPTS THE PERSONAL PROPERTY IN ITS “AS IS” AND “WHERE IS” CONDITION AND ACKNOWLEDGES THAT NO REPRESENTATIONS OR WARRANTY, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, HAS BEEN MADE BY SUBLANDLORD WITH RESPECT TO THE CONDITION OF THE PERSONAL PROPERTY OR ITS SUITABILITY FOR ANY USE OR PURPOSE BY SUBTENANT AND SUBLANDLORD SHALL HAVE NO OBLIGATION TO REPAIR OR REPLACE ANY OF THE PERSONAL PROPERTY AT ANY TIME EXCEPT TO THE EXTENT ATTRIBUTABLE TO SUBLANDLORD’S NEGLIGENCE OR INTENTIONAL MISCONDUCT THAT MAY OCCUR DURING THE SUBLEASE TERM, AND SUBTENANT WAIVES AND RELEASES SUBLANDLORD FOR ANY AND ALL CLAIMS, DAMAGES, LOSSES, COSTS AND LIABILITIES ARISING FROM OR OUT OF THE PERSONAL PROPERTY UNLESS ATTRIBUTABLE TO SUBLANDLORD’S NEGLIGENCE OR INTENTIONAL MISCONDUCT THAT MAY OCCUR DURING THE SUBLEASE TERM. NOTWITHSTANDING THE FOREGOING, SUBLANDLORD COVENANTS THAT THE PERSONAL PROPERTY IDENTIFIED ON EXHIBIT “B” ATTACHED HERETO WILL BE MADE AVAILABLE AND/OR DELIVERED TO THE SUBLEASED PREMISES AND PROPERLY ASSEMBLED AT SUBLANDLORD’S EXPENSE ON OR PRIOR TO THE DATE OF SUBLANDLORD’S DELIVERY OF POSSESSION OF THE SUBLEASED PREMISES TO SUBTENANT. Subtenant shall pay any ad valorem taxes relating to the

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Personal Property that are separately assessed by applicable taxing authorities. Notwithstanding the foregoing, during the Sublease Term, Sublandlord shall maintain property insurance on the Personal Property for the full replacement cost thereof. Subtenant shall not create or permit any liens or security interests to attach to the Personal Property and shall cause any lien or security interest claim with respect to the Personal Property to be immediately released. Subtenant shall maintain the Personal Property in good condition and repair (reasonable wear and tear and casualty only excepted) and shall repair any damage to the Personal Property caused by Subtenant’s use (reasonable wear and tear or casualty only excepted), misuse or failure to properly maintain the Personal Property. Provided Sublandlord has not terminated this Sublease for Subtenant Default, upon the expiration of the Sublease Term, Sublandlord shall convey the Personal Property to Subtenant for the consideration of $1.00 pursuant to a bill of sale in form mutually acceptable to Sublandlord and Subtenant. Notwithstanding the foregoing to the contrary, if Sublandlord elects to terminate this Sublease and/or Subtenant’s possession of the Sublease Premises (with or without terminating this Sublease) as the result of an uncured Subtenant Default, Sublandlord shall have no obligation to convey the Personal Property to Subtenant. Upon the expiration or earlier termination of this Sublease, and provided the Personal Property is not conveyed by Sublandlord to Subtenant in accordance with this Section 35, Subtenant shall surrender the Personal Property to Sublandlord in the condition existing on the Possession Date (reasonable wear and tear only excepted). Subtenant’s and Sublandlord’s obligations under this paragraph shall survive expiration or termination of this Sublease.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows.]

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EXECUTED as of the date first above written.

SUBLANDLORD:

REPSOL OIL & GAS USA, LLC, a Texas limited liability company

By:          Jorge Milathianakis, VP Eagle Ford Business Unit

SUBTENANT:

LEXICON PHARMACEUTICALS, INC., a Delaware corporation

By:          James F. Tessmer
VP Finance & Accounting

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EXHIBIT A

Depiction of Subleased Premises

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A
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EXHIBIT B

Personal Property

NOTE: Within ten (10) days following the Effective Date, Subtenant will mark and return this schedule to Sublandlord marked to indicate the items of Personal Property that Sublandlord shall be required to remove from the Subleased Premises pursuant to Section 37 of the Sublease.

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B
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EXHIBIT C

Prime Lease and Amendments
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C
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